EXHIBIT 4.14


                                SEVENTH AMENDMENT
                            Dated as of May 18, 2006


     This SEVENTH AMENDMENT (this "Amendment") is entered into among ITRON, INC., a Washington corporation (the "Borrower"), the Lenders party hereto, BEAR, STEARNS & CO. INC., as sole lead arranger and sole bookrunner (in such capacity the "Lead Arranger"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity the "Syndication Agent") and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity the "Administrative Agent").

                             PRELIMINARY STATEMENTS

     1. Reference is made to the Credit Agreement dated as of December 17, 2003 among the Borrower, the Lenders party thereto, the Lead Arranger, the Syndication Agent and the Administrative Agent (as amended from time to time prior to the date hereof, the "Credit Agreement"). Capitalized terms used but not otherwise defined herein are used with the meanings given in the Credit Agreement.

     2. The Borrower has requested that the Credit Agreement be amended as herein set forth.

     3. The parties hereto are willing to enter into such amendment, on the terms and conditions stated below.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Credit Agreement.
           ------------------------------

     (a) The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the number "0.375%" with "0.25%".

     (b) Annex A of the Credit Agreement is hereby amended and restated so it reads as set forth in Exhibit I.

     (c) Section 8.8(m)(ii) of the Credit Agreement is amended and restated to read as follows:

          (ii) for any acquisition or series of related acquisitions with respect to which the aggregate amount of cash consideration exceeds $5,000,000, the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating in reasonable detail pro forma compliance with the covenants set forth in Section 8.1, based upon the most recent 12-month period for which financial statements are available and after giving effect to such acquisition, the financing thereof and all related transactions as if completed on the first date of such period;

SECTION 2. Conditions to Effectiveness. The amendment contained in Section 1 shall not be effective unless each of the following conditions precedent is satisfied (the date on which such conditions are satisfied, the "Amendment Effective Date"):

     (a) The Administrative Agent shall have received, for distribution to each Revolving Lender executing this Amendment by no later than 12:00 p.m. (noon) (New York City time) on Thursday May 11, 2006, an amendment fee equal to 0.10% of such executing Revolving Lender's Revolving Commitments (whether funded or unfunded) on the Amendment Effective Date;

     (b) the Administrative Agent shall have received counterparts of this Amendment executed by the Administrative Agent and Borrower and counterparts of the Consent appended hereto (the "Consent") executed by the Guarantors, as defined in the Guarantee and Collateral Agreement.

     (c) the Administrative Agent shall have received executed counterparts of this Amendment or a signed authorization to execute this Amendment from each of the Lenders;

     (d) all fees and expenses then due and payable to the Lead Arranger or any Agent or Lender under the Loan Documents or relating thereto (to the extent invoiced at least one day Business Day prior) shall have been paid in full in immediately available funds; and

     (e) the Administrative Agent shall have received such other documents and instruments as it or the Lead Arranger may reasonably request.

SECTION 3. Representations and Warranties. The Borrower represents and warrants to the Lead Arranger; Agents and Lenders that:

     (a) Authority. The Borrower has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement (as amended hereby). Each Guarantor has the requisite power and authority to execute, deliver and perform its obligations under the Consent and the Loan Documents, as amended hereby. The execution, delivery and performance by the Borrower of this Amendment and by the Guarantors of the Consent and the performance by the Borrower of the Credit Agreement (as amended hereby) have been duly approved by all necessary corporate action of the Borrower, and no other corporate proceedings on the part of the Borrower or any Guarantor are necessary to consummate such transactions.

     (b) Enforceability. This Amendment has been duly executed and delivered by the Borrower and the Consent has been duly executed and delivered by each Guarantor. When this Amendment becomes effective in accordance with its terms, this Amendment, the Credit Agreement (as amended hereby) and the Consent each will be the legal, valid and binding obligation of the Borrower, or in the case of the Consent, each Guarantor, enforceable against the Borrower, or in the case of the Consent, each Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought in proceedings in equity or at law).

     (c) Representations and Warranties. The representations and warranties of the Borrower in the Credit Agreement (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are and will be true and correct on and as of the date of this Amendment and the Amendment Effective Date as though made on and as of each such date.

     (d) No Conflicts. Neither the execution and delivery of this Amendment, not the execution and delivery of the Consent, nor the consummation of the transactions contemplated hereby and thereby, nor the performance of and compliance with the terms and provisions hereof or of the Credit Agreement (as amended hereby) by the Borrower or any Guarantors will, at the time of such performance, (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents, (ii) violate, contravene or materially conflict with any Requirement of Law (including, without limitation, Regulation U) or Contractual Obligation, except for any violation, contravention or conflict which could not reasonably be expected to have a Material Adverse Effect or (iii) result in or require the creation of any Lien (other than those permitted by the Loan Documents) upon or with respect to its properties. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions contemplated hereby.

     (e) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

SECTION 4. Reference to and Effect on Credit Agreement.
           --------------------------------------------

     (a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment is a Loan Document.

     (b) Except as specifically amended above, the Credit Agreement and the Guarantee and Collateral Agreement and the other Loan Documents are and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Credit Agreement.

SECTION 5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                            [signature pages follow]

     IN WITNESS WHEREOF, the party hereto has caused this Amendment to be executed by its respective officers thereunto duly authorized, as of the date first written above.

                                                ITRON, INC.


                                                By:    /s/ Steven M. Helmbrecht
                                                       ------------------------
                                                Name:  Steven M. Helmbrecht
                                                Title: Senior Vice President
                                                       Chief Financial Officer


                     [signatures continued on the next page]

                               WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Administrative Agent



                               By:    /s/ Tom Beil
                                      ------------
                               Name:  Tom Beil
                               Title: Vice President Senior Relationship Manager

                                     CONSENT

                            Dated as of May 18, 2006

     The undersigned, as Guarantors under the Guarantee and Collateral Agreement and, as applicable, as parties to the other Security Documents hereby consent and agree to the foregoing Seventh Amendment and hereby confirm and agree that
(i) each of the Guarantee and Collateral Agreement and the other Security Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, said Seventh Amendment, each reference therein to the "Credit Agreement", "thereunder", "thereof" and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by said Seventh Amendment and (ii) each of the Guarantee and Collateral Agreement and the other Security Documents and the Collateral described therein does, and shall continue to, secure the payment and performance of all of the Obligations as defined in the Guarantee and Collateral Agreement, after giving effect to said Seventh Amendment.


                                           EMD HOLDING, INC.


                                           By: /s/ Steven M. Helmbrecht
                                               ------------------------
                                               Name:  Steven M. Helmbrecht
                                               Title: President and Treasurer


                                           ITRON INTERNATIONAL, INC.


                                           By: /s/ Steven M. Helmbrecht
                                               ------------------------
                                               Name:  Steven M. Helmbrecht
                                               Title: President and Treasurer


                                           ITRON ENGINEERING SERVICES, INC.
                                           (f/k/a Itron Spectrum Holdings, Inc.)


                                           By: /s/ Steven M. Helmbrecht
                                               ------------------------
                                               Name:  Steven M. Helmbrecht
                                               Title: Vice President

                                                                       EXHIBIT I
                                                                       ---------

                      PRICING GRID FOR REVOLVING LOANS AND
                                 SWINGLINE LOANS

         ================================================================

          Pricing Level      Applicable Margin     Applicable Margin for
                           for Eurodollar Loans        Base Rate Loans
         ----------------------------------------------------------------

                I                  2.00%                   1.50%
         ----------------------------------------------------------------

               II                  1.75%                   1.25%
         ----------------------------------------------------------------

              III                  1.50%                   1.00%
         ----------------------------------------------------------------

               IV                  1.25%                   0.25%
         ----------------------------------------------------------------

                V                  1.00%                   0.00%
         ================================================================

The Applicable Margin for Revolving Loans and Swingline Loans shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of two full fiscal quarters of the Borrower after the Closing Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the "Adjustment Date") that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans and Swingline Loans shall be adjusted to be equal to the Applicable Margins and Commitment Fee Rate opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

     As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

     "Pricing Level I" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than or equal to 2.50 to 1.00.

     "Pricing Level II" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00.

     "Pricing Level III" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00.

     "Pricing Level IV" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 1.50 to 1.00 but greater than or equal to 1.00 to 1.00.

     "Pricing Level V" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 1.00 to 1.00.